Blend Announces Second Quarter 2024 Financial Results
Meets Revenue Guidance and Outperforms Operating Loss Target in Second Quarter 2024

August 8, 2024

SAN FRANCISCO -- Blend Labs, Inc. (NYSE:BLND), the leading platform for digital banking solutions, today announced its second quarter 2024 financial results.

“The second quarter marked another strong quarter for Blend, as we signed several important deals with new customers across mortgage and consumer banking,” said Nima Ghamsari, Head of Blend. “Despite continued pressures on the mortgage industry, we’re excited about the new investments we made in the Blend Platform and the success we achieved in expanding our relationships with key customers through their increased adoption of our add-on products. In Consumer Banking, we achieved $8 million of revenue in the quarter for the first time ever, with positive momentum thanks to the successful deployment and ramp of our solutions.

As always, we’re focused on maintaining our position as a leader in digital banking innovation and on continuing to build new features that help our customers be successful. Over the coming months, we expect to go live with several product developments with our customers, including the latest phase of our instant home equity and next generation refinance experiences. We expect the second half of 2024 to be pivotal for Blend, and as the mortgage market recovers, we expect we will be in an even stronger position given the actions we have taken to form a built to last company. We’re also thrilled to announce our first ever share buyback program of up to $25 million, which reflects our Board’s confidence in our business and path ahead.”
Recent Highlights
•Welcoming New Mortgage Customers: Blend welcomed several new mortgage customers, including Horizon Bank, an $8 billion financial institution based in the Midwest, as well as First National Bank of Fort Smith, who partnered with Blend to streamline their mortgage lending and home equity businesses.
•Outpacing Expectations For Our Consumer Banking Suite: The second quarter marks the first time our Consumer Banking Suite generated $8 million of revenue in a quarter, representing 37% of year-over-year growth. The Consumer Banking Suite is picking up momentum from successful implementations with large customers like Navy Federal Credit Union as well as new customer additions, such as Andrews Federal Credit Union, a multi-billion dollar credit union based in Maryland, who recently chose Blend to power the deposit account opening experience for their members.
•Delivering Increased Value Across Our Full Product Suite As Economic Value Per Funded Loan Reaches A New High: Blend’s economic value per funded loan, which we use to measure the economic value derived from each transaction in our mortgage suite, reached a new high of $97 for the second quarter. This increase can be attributed to a combination of better renewal pricing and increased adoption and utilization of our attach products.
•Deploying Next-Generation Product Enhancements: Blend continues to invest and enhance its leading digital banking platform. The Company is in the process of implementing new AI features into the account opening experience for one of its largest customers, which we expect will significantly boost the customer’s efficiency once rolled out. We have also been developing our instant home equity product and are preparing to launch it with a key customer during the third quarter.
•Improving Net Operating Loss: Blend GAAP net operating loss once again decreased significantly in the quarter compared to the same period last year. The Company significantly decreased operating expenses over the past year, and is continuing to progress toward achieving non-GAAP operating profitability.
•Share Repurchase Program: Blend today announced that its Board of Directors authorized a share repurchase program providing for the repurchase of up to $25 million of its Class A common stock. The program underscores the Board’s strong confidence in Blend’s differentiated digital banking platform and market opportunities that are not yet fully reflected in the Company’s current market valuation.

Second Quarter 2024 Financial Highlights
Revenue

•Total company revenue in 2Q24 was $40.5 million, composed of Blend Platform segment revenue of $28.7 million and Title segment revenue of $11.8 million.
•Within the Blend Platform segment, Mortgage Suite revenue decreased by 17% year-over-year to $18.5 million.
•Consumer Banking Suite revenue totaled $8.0 million in 2Q24, an increase of 37% as compared to the prior-year period.
•Professional services revenue totaled $2.2 million in 2Q24, consistent with the same period last year.

Gross Margin & Profitability

•Blend GAAP and non-GAAP gross profit margin were approximately 54%, down slightly compared to 55% on both a GAAP and non-GAAP basis in 2Q23.
•GAAP Blend Platform segment gross profit was $20.3 million in 2Q24, down from $22.1 million in 2Q23. Non-GAAP Blend Platform segment gross profit was $20.5 million in 2Q24, down from $22.4 million in 2Q23.
•GAAP and non-GAAP Software platform gross margins were 79% in 2Q24, down slightly compared to 80% on a GAAP basis and 81% on a non-GAAP basis in 2Q23.
•GAAP loss from operations was $13.3 million, compared to $36.7 million in 2Q23. Non-GAAP loss from operations was $5.6 million, compared to $17.9 million in 2Q23.
•GAAP net loss per share attributable to common stockholders was $0.09 compared to $0.18 in 2Q23. Non-GAAP consolidated net loss per share was $0.02 compared to $0.09 in 2Q23.

Liquidity, Cash, & Capital Resources

•As of June 30, 2024, Blend has cash, cash equivalents, and marketable securities, including restricted cash, totaling $119.9 million, with no outstanding debt after the Company’s term loan was repaid in full in April upon receiving a $150 million investment from Haveli Investments.
•Blend cash used in operating activities was $6.7 million in 2Q24, compared to $34.4 million in 2Q23. Free cash flow was $(8.5) million in 2Q24, compared to $(34.6) million in 2Q23. Unlevered free cash flow was $(6.9) million in 2Q24, compared to $(27.4) million in 2Q23.
Third Quarter 2024 Outlook
Blend is providing guidance for the third quarter of 2024 as follows:

$ in millions
Q3 2024 Guidance
Blend Platform Segment Revenue	$28.0 – $31.0
Title Segment Revenue	$11.5 – $12.5
Blend Labs, Inc. Consolidated Revenue	$39.5 – $43.5

Non-GAAP Net Operating Loss	$(7.0) – $(4.0)

Blend’s 3Q24 guidance reflects our internal estimate of U.S. aggregate industry mortgage originations in 3Q24.

Note that economic conditions, including those affecting the levels of real estate and mortgage activity, as well as the financial condition of some of our financial customers, remain highly uncertain.

We have not provided the forward-looking GAAP equivalent to our non-GAAP Net Operating Loss outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, stock-based compensation, which is affected by our hiring and retention needs and future prices of our stock, and non-recurring, infrequent or unusual items.

Webcast Information
On Thursday, August 8, 2024 at 4:30 pm ET, Blend will host a live discussion of its second quarter 2024 financial results. A link to the live discussion will be made available on the Company’s investor relations website at https://investor.blend.com. A replay will also be made available following the discussion at the same website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, quotations of management; the “Third Quarter 2024 Outlook” section above; Blend’s expectations regarding its financial condition and operating performance, including growth opportunities, investments and plans for future operations and competitive position; Blend’s partnerships and expectations related to such partnerships on Blend’s products and business; Blend’s products, pipeline, and technologies; Blend’s customers and customer relationships, including the businesses of such customers and their position in the market; Blend’s cost reduction efforts and ability to achieve profitability in the future; projections for mortgage loan origination volumes, including projections provided by third parties; other macroeconomic and industry conditions; and Blend’s expectations for changes in revenue, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology that concern Blend’s expectations, strategy, plans or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the risks that: changes in economic conditions, such as mortgage interest rates, credit availability, real estate prices, inflation or consumer confidence, adversely affect our industry, markets and business, we fail to retain our existing customers or to acquire new customers in a cost-effective manner; our customers fail to maintain their utilization of our products and services; our relationships with any of our key customers were to be terminated or the level of business with them significantly reduced over time; we are unable to compete in highly competitive markets; we are unable to manage our growth; we are unable to make accurate predictions about our future performance due to our limited operating history in an evolving industry and evolving markets; we are unable to successfully integrate or realize the benefits of our acquisition of Title365; our restructuring actions do not result in the desired outcomes or adversely affect our business, impairment charges on certain assets have an adverse effect on our financial condition and results of operations; risks related to the investment from Haveli, including the governance rights of Haveli and potential dilution as a result of the investment; changes to our expectations regarding our share repurchase program; or we are unable to generate sufficient cash flows or otherwise maintain sufficient liquidity to fund our operations and satisfy our liabilities. Further information on these risks and other factors that could affect our financial results are set forth in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 that will be filed following this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These factors could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by law, Blend does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Non-GAAP Financial Measures and Other Performance Metrics
In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit and non-GAAP gross profit margin, non-GAAP software platform gross profit and gross margin, non-GAAP Blend Platform segment gross profit and gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net operating loss, and non-GAAP consolidated net loss per share. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends, in allowing for greater transparency with respect to measures used by our management in their financial and operational decision making, and in comparing our results of operations with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.

We adjust the following items from our non-GAAP financial measures as detailed in the reconciliations below:

Stock-based compensation. We exclude stock-based compensation, which is a non-cash expense, from our non-GAAP financial measures because we believe that excluding this cost provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions, and expense related to stock-based awards can vary significantly based on the timing, size and nature of awards granted.

Loss on transfer of subsidiary. We exclude loss on transfer of our subsidiary in India to a third party, which is primarily comprised of impairment charges related to certain assets transferred as part of the agreement, costs incurred to settle certain liabilities arising from the agreement, and one-time legal costs incurred to facilitate the transaction. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Compensation realignment costs. We exclude the compensation realignment costs incurred in connection with the change in our compensation strategy from our non-GAAP financial measures. These costs relate to amortization of one-time two-installment cash bonus payment made to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program. We believe that excluding these charges for purposes of calculating the non-GAAP financial measures provides more meaningful period to period comparisons.

Restructuring costs. We exclude restructuring costs as these costs primarily include employee severance, executive transition costs and other costs directly associated with resource realignments incurred in connection with changing strategies or business conditions. These costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Transaction-related costs. We exclude costs related to mergers and acquisitions from our non-GAAP financial measures as we do not consider these costs to be related to organic continuing operations of the acquired business or relevant to assessing the long-term performance of the acquired assets. These adjustments allow for more accurate comparisons of the financial results to historical operations and forward looking guidance. These costs include financial advisory, legal, accounting and other transactional costs incurred in connection with acquisition activities, and non-recurring transition and integration costs.

Gains related to carrying value adjustments of non-marketable equity securities. We exclude gains related to the carrying value adjustments of non-marketable equity securities because we do not believe these non-cash gains have a direct correlation to the operation of our business.

Foreign currency gains and losses. We exclude unrealized gains and losses resulting from remeasurement of assets and liabilities from foreign currency into the functional currency as we do not believe these gains and losses to be indicative of our business performance and excluding these gains and losses provides information consistent with how we evaluate our operating results.

Net income or loss allocated to noncontrolling interest and accretion of redeemable noncontrolling interest to redemption value. We exclude net income or loss allocated to noncontrolling interest and accretion of redeemable noncontrolling interest to its redemption value from our non-GAAP net loss per share calculation as we measure our non-GAAP net loss per share on a consolidated basis.

Accretion of Series A redeemable preferred stock to its redemption value. We exclude the accretion of Series A redeemable convertible preferred stock to its redemption value from our non-GAAP net loss per share calculation as we measure our non-GAAP net loss per share on a consolidated basis.

Litigation contingencies. We exclude costs related to litigation contingencies, which represent reserves for legal settlements. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Loss on extinguishment of debt. We exclude the write offs of unamortized debt issuance costs and debt discounts related to the extinguishment of our term loan and termination of the credit agreement from our non-GAAP financial measures. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

In addition, our non-GAAP financial measures include measures related to our liquidity, such as free cash flow, unlevered free cash flow and free cash flow margin. Free cash flow is defined as net cash flow from operating activities less cash spent on additions to property, equipment, internal-use software and intangible assets. Unlevered free cash flow is defined as free cash flow before cash paid for interest on our outstanding debt. Free cash flow margin is defined as free cash flow divided by total revenue. We believe information regarding free cash flow, free cash flow margin and unlevered free cash flow provide useful information to investors as a basis for comparing our performance with other companies in our industry and as a measurement of the cash generation that is available to invest in our business and meet our financing needs. However, given our debt service obligations and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenditures. In April 2024, we repaid in full all amounts outstanding and payable under our debt obligations and therefore eliminated any debt service obligations.

It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Blend’s financial information in its entirety and not rely on a single financial measure.

Economic Value per Funded Loan in our Mortgage Suite represents the contractual rates for mortgage and mortgage-related products multiplied by the number of loans funded or transactions completed, as applicable, by a customer in the specified period, divided by the total number of loans funded by all Mortgage Suite customers in that same period. Additionally, the value derived from partnerships and verification of income products that is associated with the mortgage application stage is aligned with the timing of funding the related loan (typically a 3 month delay from the time of application). We use Economic Value per Funded Loan to measure our success at broadening the client relationships from the underlying mortgage transactions and selling additional products through our software platform.

About Blend
Blend is the infrastructure powering the future of banking. Financial providers — from large banks, fintechs, and credit unions to community and independent mortgage banks — use Blend’s platform to transform banking experiences for their customers. Blend powers billions of dollars in financial transactions every day. To learn more, visit www.blend.com.

Blend Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$45,450	$30,962
Marketable securities and other investments	67,153	105,960
Trade and other receivables, net of allowance for credit losses of $91 and $149, respectively	19,602	18,345
Prepaid expenses and other current assets	10,315	14,569
Total current assets	142,520	169,836
Property and equipment, net	7,617	3,945
Operating lease right-of-use assets	7,516	8,565
Intangible assets, net	2,099	2,108
Deferred contract costs	2,020	2,453
Restricted cash, non-current	7,294	7,291
Other non-current assets	16,344	11,867
Total assets	$185,410	$206,065
Liabilities, redeemable equity and stockholders’ equity
Current liabilities:
Accounts payable	$1,084	$2,170
Deferred revenue	20,832	8,984
Accrued compensation	3,225	5,562
Other current liabilities	16,383	14,858
Total current liabilities	41,524	31,574
Operating lease liabilities, non-current	5,172	6,982
Other non-current liabilities	1,571	2,228
Debt, non-current, net	—	138,334
Total liabilities	48,267	179,118
Commitments and contingencies
Redeemable noncontrolling interest	49,169	46,190
Series A redeemable convertible preferred stock, par value $0.00001 per share: 200,000 shares authorized, 150 and 0 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	133,445	—
Stockholders’ equity:
Class A, Class B and Class C Common Stock, par value $0.00001 per share: 3,000,000 (Class A 1,800,000, Class B 600,000, Class C 600,000) shares authorized; 254,207 (Class A 248,985, Class B 5,222, Class C 0) and 249,910 (Class A 240,262, Class B 9,648, Class C 0) shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	1,335,928	1,321,944
Accumulated other comprehensive loss	304	441
Accumulated deficit	(1,381,705)	(1,341,630)
Total stockholders’ equity	(45,471)	(19,243)
Total liabilities, redeemable equity and stockholders’ equity	$185,410	$206,065

Blend Labs, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
Software platform	$26,475	$28,115	$48,211	$51,085
Professional services	2,221	2,216	4,325	3,950
Title	11,784	12,484	22,891	25,116
Total revenue	40,480	42,815	75,427	80,151
Cost of revenue
Software platform	5,674	5,486	10,849	11,289
Professional services	2,681	2,705	5,304	5,511
Title	10,447	11,131	19,455	24,005
Total cost of revenue	18,802	19,322	35,608	40,805
Gross profit	21,678	23,493	39,819	39,346
Operating expenses:
Research and development	12,916	22,091	27,099	48,348
Sales and marketing	9,370	16,128	19,585	33,696
General and administrative	12,524	19,646	26,459	40,327
Restructuring	207	2,349	1,190	15,132
Total operating expenses	35,017	60,214	74,333	137,503
Loss from operations	(13,339)	(36,721)	(34,514)	(98,157)
Interest expense	(1,648)	(7,947)	(6,747)	(15,516)
Other income (expense), net	(4,411)	3,232	1,242	6,114
Loss before income taxes	(19,398)	(41,436)	(40,019)	(107,559)
Income tax expense	(23)	(53)	(65)	(124)
Net loss	(19,421)	(41,489)	(40,084)	(107,683)
Less: Net loss attributable to noncontrolling interest	14	258	9	1,035
Net loss attributable to Blend Labs, Inc.	(19,407)	(41,231)	(40,075)	(106,648)
Less: Accretion of redeemable noncontrolling interest to redemption value	(1,527)	(1,592)	(2,988)	(3,648)
Less: Accretion of Series A redeemable convertible preferred stock to redemption value	(2,661)	—	(2,661)	—
Net loss attributable to Blend Labs, Inc. common stockholders	$(23,595)	$(42,823)	$(45,724)	$(110,296)

Net loss per share attributable to Blend Labs, Inc. common stockholders:
Basic and diluted	$(0.09)	$(0.18)	$(0.18)	$(0.45)
Weighted average shares used in calculating net loss per share:
Basic and diluted	253,069	244,262	252,000	242,861

Comprehensive loss:
Net loss	$(19,421)	$(41,489)	$(40,084)	$(107,683)
Unrealized (loss) gain on marketable securities	(42)	(773)	(146)	48
Foreign currency translation (loss) gain	—	(11)	9	(29)
Comprehensive loss	(19,463)	(42,273)	(40,221)	(107,664)
Less: Comprehensive loss attributable to noncontrolling interest	14	258	9	1,035
Comprehensive loss attributable to Blend Labs, Inc.	$(19,449)	$(42,015)	$(40,212)	$(106,629)

Blend Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating activities
Net loss	$(19,421)	$(41,489)	$(40,084)	$(107,683)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	7,271	14,364	15,342	30,756
Depreciation and amortization	558	626	1,122	1,256
Amortization of deferred contract costs	253	761	519	1,745
Amortization of debt discount and issuance costs	170	759	690	1,489
Amortization of operating lease right-of-use assets	842	809	1,703	1,615
Gain on investment in equity securities	—	—	(4,417)	—
Loss on extinguishment of debt	5,476	—	5,476	—
Other	(92)	(2,025)	(326)	(3,372)
Changes in operating assets and liabilities:
Trade and other receivables	(1,409)	(1,580)	(1,227)	1,320
Prepaid expenses and other assets, current and non-current	2,486	1,058	3,453	(3,911)
Deferred contract costs, non-current	177	(993)	433	(776)
Accounts payable	(1,217)	1,217	(1,489)	1,889
Deferred revenue	(708)	(1,076)	11,848	3,275
Accrued compensation	(1,961)	(6,294)	(2,337)	(5,318)
Operating lease liabilities	(1,096)	(914)	(2,146)	(1,917)
Other liabilities, current and non-current	2,005	387	906	(1,411)
Net cash used in operating activities	(6,666)	(34,390)	$(10,534)	$(81,043)
Investing activities
Purchases of marketable securities	(28,217)	(8,751)	(76,529)	(194,957)
Sale of available-for-sale securities	—	—	100,297	—
Maturities of marketable securities	5,000	40,139	15,600	197,709
Additions to property, equipment, internal-use software development costs and intangible assets	(1,867)	(170)	(3,831)	(474)
Net cash provided by investing activities	(25,084)	31,218	35,537	2,278
Financing activities
Proceeds from exercises of stock options, including early exercises, net of repurchases	95	1	714	22
Taxes paid related to net share settlement of equity awards	(3,213)	(1,092)	(7,019)	(3,532)
Repayment of long-term debt	(144,500)	—	(144,500)	—
Net proceeds from the issuance of the Series A redeemable convertible preferred stock and the Warrant	149,375	—	149,375	—
Payment for issuance costs related to the Series A redeemable convertible preferred stock and the Warrant	(9,077)	—	(9,077)	—
Net cash used in financing activities	(7,320)	(1,091)	(10,507)	(3,510)
Effect of exchange rates on cash, cash equivalents, and restricted cash	(1)	5	(5)	13
Net increase (decrease) in cash, cash equivalents, and restricted cash	(39,071)	(4,258)	14,491	(82,262)
Cash, cash equivalents, and restricted cash at beginning of period	91,815	51,553	38,253	129,557
Cash, cash equivalents, and restricted cash at end of period	$52,744	$47,295	$52,744	$47,295
Reconciliation of cash, cash equivalents, and restricted cash within the condensed consolidated balance sheets:
Cash and cash equivalents	$45,450	$34,980	$45,450	$34,980
Restricted cash	7,294	12,315	7,294	12,315
Total cash, cash equivalents, and restricted cash	$52,744	$47,295	$52,744	$47,295
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$67	$(53)	$76	$48
Cash paid for interest	$1,621	$7,189	$6,150	$14,100

Supplemental disclosure of non-cash investing and financing activities:
Vesting of early exercised stock options	$172	$256	$356	$1,014
Operating lease liabilities arising from obtaining new or modified right-of-use assets	$—	$—	$654	$327
Stock-based compensation included in capitalized internal-use software development costs	$494	$—	$1,130	$—
Accretion of redeemable noncontrolling interest to redemption value	$1,527	$1,592	$2,988	$3,648
Accretion of Series A redeemable convertible preferred stock to redemption value	$2,661	$—	$2,661	$—
Issuance costs accrued in connection with the Series A redeemable convertible preferred stock and the Warrant	$403	$—	$403	$—

Blend Labs, Inc.
Revenue Disaggregation
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2024		2023
Blend Platform:					YoY change
Mortgage Suite	$18,454	64%	$22,271	73%	(17)%
Consumer Banking Suite	8,021	28%	5,844	20%	37%
Total software platform	26,475	92%	28,115	93%	(6)%
Professional services	2,221	8%	2,216	7%	—%
Total Blend Platform	28,696	100%	30,331	100%	(5)%
Title	11,784		12,484		(6)%
Total revenue	$40,480		$42,815		(5)%

	Six Months Ended June 30,
	2024		2023
Blend Platform:					YoY change
Mortgage Suite	$33,532	64%	$40,066	73%	(16)%
Consumer Banking Suite	14,679	28%	11,019	20%	33%
Total software platform	48,211	92%	51,085	93%	(6)%
Professional services	4,325	8%	3,950	7%	9%
Total Blend Platform	52,536	100%	55,035	100%	(5)%
Title	22,891		25,116		(9)%
Total revenue	$75,427		$80,151		(6)%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2024
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software platform	$20,801	79%	$3	$20,804	79%
Professional services	(460)	(21)%	119	(341)	(15)%
Total Blend Platform	20,341	71%	122	20,463	71%
Title	1,337	11%	—	1,337	11%
Total	$21,678	54%	$122	$21,800	54%

	Three Months Ended June 30, 2023
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software platform	$22,629	80%	$9	$22,638	81%
Professional services	(489)	(22)%	253	(236)	(11)%
Total Blend Platform	22,140	73%	262	22,402	74%
Title	1,353	11%	2	1,355	11%
Total	$23,493	55%	$264	$23,757	55%

	Six Months Ended June 30, 2024
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software platform	$37,362	77%	$7	$37,369	78%
Professional services	(979)	(23)%	254	(725)	(17)%
Total Blend Platform	36,383	69%	261	36,644	70%
Title	3,436	15%	15	3,451	15%
Total	$39,819	53%	$276	$40,095	53%

	Six Months Ended June 30, 2023
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software platform	$39,796	78%	$22	$39,818	78%
Professional services	(1,561)	(40)%	593	(968)	(25)%
Total Blend Platform	38,235	69%	615	38,850	71%
Title	1,111	4%	137	1,248	5%
Total	$39,346	49%	$752	$40,098	50%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP operating expenses	$35,017	$60,214	$74,333	$137,503
Non-GAAP adjustments:
Stock-based compensation(1)	7,148	14,100	15,065	30,004
Compensation realignment costs(3)	254	1,778	1,155	2,874
Restructuring(4)	207	2,349	1,190	15,132
Litigation contingencies(10)	—	(245)	—	(245)
Transaction-related costs(5)	—	596	—	1,034
Non-GAAP operating expenses	$27,408	$41,636	$56,923	$88,704

GAAP loss from operations	$(13,339)	$(36,721)	$(34,514)	$(98,157)
Non-GAAP adjustments:
Stock-based compensation(1)	7,271	14,364	15,342	30,756
Compensation realignment costs(3)	254	1,778	1,155	2,874
Restructuring(4)	207	2,349	1,190	15,132
Litigation contingencies(10)	—	(245)	—	(245)
Transaction-related costs(5)	—	596	—	1,034
Non-GAAP loss from operations	$(5,607)	$(17,879)	$(16,827)	$(48,606)

GAAP net loss	$(19,421)	$(41,489)	$(40,084)	$(107,683)
Non-GAAP adjustments:
Stock-based compensation(1)	7,271	14,364	15,342	30,756
Loss on extinguishment of debt(12)	5,531	—	5,531	—
Compensation realignment costs(3)	254	1,778	1,155	2,874
Restructuring(4)	207	2,349	1,190	15,132
Litigation contingencies(10)	—	(245)	—	(245)
Transaction-related costs(5)	—	596	—	1,034
Gain on investment in equity securities(6)	—	—	(4,417)	—
Foreign currency gains and losses(7)	(3)	(23)	(10)	(157)
Loss on transfer of subsidiary(2)	601	—	601	—
Non-GAAP net loss	$(5,560)	$(22,670)	$(20,692)	$(58,289)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP basic net loss per share	$(0.09)	$(0.18)	$(0.18)	$(0.45)
Non-GAAP adjustments:
Net loss attributable to noncontrolling interest(8)	—	—	—	—
Accretion of redeemable noncontrolling interest to redemption value(8)	0.01	0.01	0.01	0.01
Accretion of Series A redeemable convertible preferred stock to redemption value(9)	0.01	—	0.01	—
Stock-based compensation(1)	0.03	0.06	0.06	0.13
Loss on extinguishment of debt(12)	0.02	—	0.02	—
Compensation realignment costs(3)	—	0.01	0.01	0.01
Restructuring(4)	—	0.01	0.01	0.06
Litigation contingencies (10)	—	—	—	—
Transaction-related costs(5)	—	—	—	—
Gain on investment in equity securities(6)	—	—	(0.02)	—
Foreign currency gains and losses(7)	—	—	—	—
Loss on transfer of subsidiary(2)	—	—	—	—
Non-GAAP basic net loss per share	$(0.02)	$(0.09)	$(0.08)	$(0.24)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash used in operating activities	$(6,666)	$(34,390)	$(10,534)	$(81,043)
Additions to property, equipment, internal-use software and intangible assets	(1,867)	(170)	(3,831)	(474)
Free cash flow	(8,533)	(34,560)	(14,365)	(81,517)
Cash paid for interest	1,621	7,189	6,150	14,100
Unlevered free cash flow	$(6,912)	$(27,371)	$(8,215)	$(67,417)

Revenue	$40,480	$42,815	$75,427	$80,151
Free cash flow margin	(21)%	(81)%	(19)%	(102)%

Notes:
(1) Stock-based compensation represents the non-cash grant date fair value of stock-based instruments utilized to incentivize our employees, for which the expense is recognized over the applicable vesting or performance period.

	Three Months Ended June 30,		Six Months Ended June 30,
Stock-based compensation by function:	2024	2023	2024	2023
Cost of revenue	$123	$264	$277	$752
Research and development *	2,567	4,829	5,919	12,960
Sales and marketing	875	1,931	1,853	4,714
General and administrative	3,706	7,340	7,293	12,330
Total	$7,271	$14,364	$15,342	$30,756

* Net of $0.5 million and $1.1 million of additions to capitalized internal-use software for the three and six months ended June 30, 2024 and none for the three and six months ended June 30, 2023
(2) Loss on transfer of subsidiary represents a loss recognized in connection with the transfer of our subsidiary in India to a third-party and includes impairment charges related to certain assets transferred as part of the agreement, costs incurred to settle certain liabilities arising from the agreement, and one-time legal costs incurred to facilitate the transaction.

(3) Compensation realignment costs relate to amortization of one-time cash bonus payment (paid in two installments in March and May 2023) to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program.

(4) The restructuring charges relate to our workforce reduction plans executed as part of our broader efforts to improve cost efficiency and better align our operating structure with our business activities.

(5) Transaction-related costs include non-recurring due diligence, consulting, and integration costs recorded within general and administrative expense.
(6) Gain on investment in equity securities represents an adjustment to the carrying value of the non-marketable security without a readily determinable fair value to reflect observable price changes.
(7) Foreign currency gains and losses include transaction gains and losses incurred in connection with our operations in India.
(8) Net loss attributable to noncontrolling interest and accretion of redeemable noncontrolling interest to redemption value relate to the 9.9% non-controlling interest in our Title365 subsidiary.
(9) Accretion of Series A redeemable convertible preferred stock to its redemption value relates to the redemption rights outlined in the Haveli investment agreement.
(10) Litigation contingencies represent reserves for legal settlements that are unusual or infrequent costs associated with our operating activities.
(11) Loss on extinguishment of debt represents a write off of unamortized debt issuance costs and debt discounts related to the extinguishment of our term loan.

Contacts:

Investor Relations
Bryan Michaleski
ir@blend.com

Media
press@blend.com